FORM OF
WRITTEN CONSENT
TWELVE OAKS PROPERTIES, INC.
(Common Stock)

This Written Consent is solicited by the Board of Directors of TWELVE OAKS PROPERTIES, Inc.

           Please return this consent no later than 6:00PM (Eastern Standard Time) on June 30, 2010, which is the date that the Twelve Oak’s Board of Directors anticipates using this consent to effect the merger. Your shares will be tabulated and voted to approve or disapprove the proposal as you indicate below. Any Written Consent returned without indicating a decision on the proposal will be voted to APPROVE the proposal.

The undersigned, being a holder of record of common stock, par value $1.00, of Twelve Oaks Properties, Inc., an Alabama corporation (“Twelve Oaks”), on June 30, 2010, hereby consents, by written consent without a meeting, to the action as set forth below with respect to all of the aforementioned shares of Twelve Oaks common stock that the undersigned holds of record.

The undersigned acknowledges receipt of the consent solicitation which more fully describes the proposal below.

The Board of Directors of Twelve Oaks unanimously recommends that you vote to “APPROVE” the following proposal.

1.
Approval of the acquisition of Twelve Oaks as a wholly owned subsidiary of Four Star Holdings, Inc., and adoption and approval of the Agreement and Plan of Stock Exchange among Four Star Holdings, Inc. and Twelve Oaks Properties, Inc. and Bobby Smith, Jr. as Shareholder Representative, dated as of June 30, 2010, and the transactions contemplated thereby.

Approve ☒	Disapprove ☐

IMPORTANT: PLEASE DATE AND SIGN THE CONSENT BELOW.

Please sign exactly as your name appears on the certificate(s) representing your share(s) of common stock of Twelve Oaks. If held in joint tenancy, all persons must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person. Please execute, date, sign and return this Written Consent promptly to Twelve Oaks by faxing it to Twelve Oaks’ legal counsel, Joseph Pittera, Esquire at 310-328-3063 or by emailing a pdf copy of the Written Consent to evlam2000@aol.com, or by mailing the Written Consent to Joseph Pittera, Esq. 2214 Torrance Boulevard, Suite 101, Torrance, CA 90501 Attention: Joseph Pittera.

/s/ Bobby R. Smith, Jr                             June 30, 2010                                          /s/ Frances Mize                                                June 30, 2010
Bobby R. Smith Jr.                                        Date                                                  Frances Mize                                                              Date
Shareholder                                                                                                              Shareholder

/s/ Billy Smith                                          June 30, 2010                                          /s/ Marty Wagnon, Jr.                                     June 30, 2010
Billy Smith                                                     Date                                                  Marty Wagnon, Jr.                                                     Date
Shareholder                                                                                                             Shareholder